Exhibit 23









                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-39875; Post-Effective Amendment No. 1 to Form S-2 No. 33-89596 and Post-Effective Amendment No. 1 to Form S-3 No. 33-89398 of ABC Dispensing Technologies, Inc. (name changed from American Business Computers Corporation) and in the related Prospectuses of our report dated July 11, 1997, with respect to the consolidated financial statements and schedule of ABC Dispensing Technologies, Inc. included in this Annual Report (Form 10-K/A) for the year ended April 26, 1997.


                                                              GRANT THORNTON LLP


Cleveland, Ohio
August 15, 1997